Exhibit 10.5

AGREEMENT OF GRANTING CREDIT LINE
Yishui BOC A-017#

Part A:	SHANDONG LONGKONG TRAVEL DEVELOPMENT CO., LTD

Business License No.:	371323228005080

Corporate Representative:	ZHANG SHANJIU

ADD:	WEST TO YONGFU VILLAGE, YAODIANZI TOWN, YISHUI COUNTY

Zip:	276400

Tel: 0539-2553788	Fax: 0539-2553788

Party B:	BANK OF CHINA YISHUI BRANCH

Corporate Representative:	LUAN SHUFENG

ADD:	66# CHANANZHONG RD. YISHUI COUNTY

Zip:	276400

Tel: 0539-2252559	Fax: 0539-2266158

To develop a friendly, reciprocal cooperative relationship, based on a policy of unconstraint, equality, mutual benefit, good faith, the Party A and Party B reach an agreement as following:

I.	Business Scope

Party B grants Party B the Credit Line under the Agreement, that Party A may apply for circling using, adjustable using or one-off using to act as RENMINBI short term loan, foreign currency short term Loan, foreign trade financing, bank guarantee letter, capital and other credit granting business (In general; single credit granting business), with a pre-condition that above activities are carried out under the Agreement or other relevant single agreement.

The trade financing operation describing in this Agreement contains of issuing an international L/C, domestic L/C, import bill negotiated, shipping guarantee, packing credit, discounting a bill of acceptance under a usance L/C, documentary credit of buyer under a domestic L/C, documentary credit of seller under a domestic L/C, negotiation on a domestic L/C, and other international or domestic financing operation.

The bank guarantee describing in this agreement including: opening guarantee letter/stand-by L/C etc. international, domestic guarantee operation.

II.	Type and Amount of Granted Credit Line

Party B agreed to grant Party A such amount of credit line:

  Basis currency: RENMINBI

  Amount: (In words)  FIFTEEN MILLION YUAN

               (In Number) 15,000,000.00

  Type and Amount:

1.	Loan Amount: FIFTEEN MILLION YUAN including:

Short term working capital Loan: FIFTEEN MILLION YUAN;

III.	Using the Credit Line

 1.  Within the using period of the credit line under the Agreement, in an amount not exceed of the credit line under each single item of the Agreement, Party A may use the credit line in these ways as following:

Circling Using: This type of credit line is RENMINBI short term working capital loan.

If Party A need to use the granted credit line by adjustment stipulated in Article I, a writing application shall be provided to Party B who may decide to approve it or the way to the adjustable using of the credit line and inform the Party A in writing.

2.
Till the date that the agreement becomes effective, the balance of credit line obtained from Part B based on a valid Agreement of granting credit line which signed before or other similar single item agreement, shall be regarded as the granted credit of the Agreement.

            And, taking the balance of above granted credit shall be regarded as taking a part of granted credit under the Agreement.

3.	Except stipulated under another agreement, using for following operations shall not be regarded as taking the credit under the Agreement.

(1)	the negotiation of bills with correct documents

(2)
Party B accepted negotiation of bills or financing operations processed base on a draft under a domestic L/C or a fund, or an export L/C that accepted, promised to pay, confirmed to pay, guaranteed to pay by opening bank or the confirming bank.

(3)	The amount corresponding to the granted credit in such event as following shall not take a part of the granted credit:

Party A may provide security deposit, national debt, deposit issued by Party B, or, bank accepted bills, guarantee letter, stand-by L/C;

(4)	Other operations may not take a part of the granted credit that accepted by both parties.

Not taking a part of the granted credit, but the operation agreement related to above events shall be the single item agreement under the Agreement, as an un-separated part of the Agreement, abide with the Agreement, with an exception that stipulated in another Agreement.

IV.	Agreement about Being Used for Single Item Granting Credit Operation

The Party A applies for single item granting credit, an application and/or contract/agreement (In general: single item agreement) signed with Party B shall be provided.

V.	Using Period of granted credit line

The using period of the granted credit pursuant to Article II under the Agreement shall be started from the date that the Agreement becomes effective till to 12-11-2010.

The using period of the granted credit line describing in above paragraph expires, the Party B may continue to provide granted credit line with a writing supplementary agreement that related to a new granted credit line and the using period and others. The supplementary agreement shall be regarded as an un-separated part of this Agreement; the un-arranged items shall be pursuant to the Agreement, with a same legal effect.

The using period of the granted credit line expire, which shall cause no influence with the legal effect of this Agreement, shall not cause the Agreement to terminated. Any single item agreement set by both parties shall be continued to carry on following the arrangement of this Contract or related single item agreement, the rights and obligations being carried on shall be continued until they are completed.

VI.	Pre-condition of being used for granting credit operation based on a single item agreement.

Being used for granting credit operation based on a single item agreement, the Party A shall complete accordingly such conditions as following:

1.
Reserving all such following items which related to the Agreement or the single item agreement to Party B: corporate documents, bill of document, seal, list of certain staff, specimen signature and fills out all vouchers.

2.	Opening the bank account that is needed to be used for granting credit operation based on a single item agreement.

3.	The Guarantee arranged by the Agreement or the single Agreement has been set and becomes effective.

4.	Other pre-conditions for being used for granting credit operation in single item agreement.

5.	Other conditions that Party A shall provide as required by Party A.

VII.	Guarantee.

To the debt that Party A owning to Party B pursuant to the Agreement or the single item agreement, both parties agree that it shall be guaranteed in following ways:

The mortgage of maximum amount provided by YISHUI YINHE TOURISM DEVELOPMENT CO., LTD, the relevant Contract of mortgage of maximum has been signed.

The Guarantee of maximum amount provided by YISHUI YINHE TOURISM DEVELOPMENT CO., LTD, the relevant Contract of mortgage of maximum has been signed.

The Guarantee of maximum amount provided by JUNAN TIANMADAO TOURISM DEVELOPMENT CO., LTD, the relevant Contract of mortgage of maximum has been signed.

The Guarantee of maximum amount provided by YISHUI UNDERGROUND YINGGUANG LAKE TOURISM DEVELOPMENT CO., LTD, the relevant Contract of mortgage of maximum has been signed.

The Guarantee of maximum amount provided by Mr. ZHANG SHANJIU, the relevant Contract of mortgage of maximum has been signed.

2.
The matter that the Party B concluded that may affect the Party A to carry out the contract occurs to the Party B or Party A, or the Guarantee Contract becomes invalid, cancelled or terminated, or Party A or Guarantor’s financial situation worsening or involved in a material lawsuit or arbitration, or other reason may affect him to carry out the contract, or the guarantor breaches other contract between the Party B and Guarantor during the guarantee period of the Contract, or the Guaranty is depreciated, damaged, lost, sealed up that cause the guarantee value to decrease or loss, in such events, the Party B may require the Party to provide another new Guarantee or change another Guarantor to guarantee the debt under the Contract.

VIII.	Statement and Commitment

1. Party A statements as following:

(1)
The Party A is duly organized and valid under the law of the People’s Republic of China and has the power and authority to own its property to consummate the transactions contemplated in this agreement and join the litigation, The Party A has the power to handle it assets used in operation.

(2)
The Party A is at its option to sign and perform this agreement. It is the Party A’s true meaning and has the power to sign this agreement and it is not breach it article of association or regulations or agreements. The procedure for signature and performance or this agreement has been gone through and fully effectiveness. The Party A already obtained or being obtained all permit, approval, file, registration related to the signing and carrying out the Agreement.

(3)	All documents, materials, reports and certificates provided to the Party B by the Party A for consummation of the agreement is true, real, complete and effective.

(4)	The purpose of the single item granting credit operation that the Party A applied with the Party B is real, legal and no purpose to money laundering.

(5)	The matter that may affect the Party A and the Guarantor’s financial situation or affect them to carry on the Agreement. The Party A shall not be hiding from Party B.

2.	Party A commits as following:

(1)	Provide the Party B the financial statement (including, but not limited, annual report, quarter report, monthly report) and other relevant documents as the Party B required.

(2)	Accept checking the using of the granted credit line, checking and monitoring business operation and financing activities from the Party B with sufficient assistant and co-operation.

(3)
A reverse guarantee agreement or such similar agreement is signed between the Party A and Guarantor related to the guarantee obligation, such agreement shall not affect the Party B’s equity under the Agreement.

(4)
Such events may affect the Party A or Guarantor’s financial situation or carrying on the Contract, including, but not limited to any format split, merger, joint venture, cooperation, jointly cooperation, dissolution, closedown, liquidation, transformation; planning to go public, involved into a material lawsuit or arbitration, or a material business operation difficulty situation and a material financial situation worsening, or the Party A breaches other contracts, the Party A shall provide a writing inform to the Party B; Any above action the Party A takes that may affect the Party A’s repaying ability, Party A shall inform Party B in writing in time.

(5)	The matters unarranged under the Agreement and a single item agreement, Party A agreed to process them pursuant to relevant regulations and general practice.

IX.	Disclosure of Related Party and Related Transaction to Party A in a Group.

The both parties agreed to the item as following:

Party A shall not be the Group Client defined in Commercial Bank Credit Risk Management Group Client Guidance (refers: Guidance).

X.	Breach of Faith and Settlement

Any such event shall be regarded as breach of faith under the Agreement and a single item agreement:

(1)	The Party A fails to accomplish the obligation of repaying under the Agreement or a single item agreement.

(2)	The Party A changed the purpose of the Loan describing under the Agreement or a single item agreement.

(3)	The statement the Party A provide to the Agreement or the single item agreement is not true, or breaking the commitment in above agreement.

(4)
The event describing in item (4), paragraph 2, article XIII of the Agreement occurs, the Party B believes the event may affect Party A’s and Guarantor’s financial situation or debt repaying ability, and the Party A fails to provide a new guarantor or changes the guarantor under the Agreement.

(5)	Such events occur to Party A, business operation terminated, company dismissed, and business registration withdrawn or bankrupt.

(6)	The Party A breaks other Articles of the Agreement or the single item agreement.

(7)	The Party A breaks agreements among Part A and Party B and the other organizations of Bank of China CO., Ltd.

(8)	The Guarantor agreements among Guarantor and Party B and the other organizations of Bank of China CO., Ltd.

In such above events, the Party B may take the following actions separately or together in accordance with the fact.

1.	Require the Party A or Guarantor to correct their breaches.

2.	Adjust, suspend or terminate the Party A’s granted Credit Line partly or totally;

3.	Totally or partly, suspend or terminate the loan fund drawing application under any agreement between Party A and Party B, unreleased loan fund, not yet applied trade financing activities.

4.
Declare the principal and interest of un-repaid loans/trade financing activities and account payable under the Agreement, the single item agreement or other agreements, totally or partly due immediately.

5.	Terminate or cancel the Agreement or, totally or partly terminate or cancel the single item agreement and other agreements between the Party A and Party B.

6.	Claim a compensation to the Party A of loss caused by the Party A’s breaches.

7.
Inform in advance or after, transfer the money in the account that the Party A opened with the Party B or other organizations of Bank of China to repay the part or total of the debt. The undue money in accounts would be regarded as due immediately. The currency in accounts is different from the executed currency, may computed applying to the current foreign exchange rate.

8.	Claim the security interest.

9.	Claim the Guarantee from the Guarantor.

10.	Other actions that Party B may regard that is necessary and possible.

XI. Reservation of Right

One of the parties fails to exercise its part or total rights, or not require another party to take or fulfill the obligation partly or totally, that shall not be regarded as the party waives the right or exempted from the right.

The right of toleration, extension or postpone to exercise the right, that one of the parties carries out to another party, these activities shall not affect any right and obligation under the Agreement, and shall not be regarded as a waive of the agreement.

XII. Amendment, Modification and Termination

Both parties agreed that the Agreement may be amended, modified in writing, any amendment or modification shall be regarded as a non-separated part of the Agreement.

The Agreement shall not be terminated before all rights and obligations are fulfilled with an exception that regulated by laws and regulations or other agreement between both parties.

Any invalidation of the items of the Agreement shall not affect the legal effect of the other items.

XIII. Application of Law, Solution of Dispute

The agreement applies for the Laws of People’s Republic of China.

The Agreement becomes effective, any dispute raises out during the signing, carrying on the agreement, shall be resolved by negotiation between two parties, furthermore, any party may take such action as following:
Go to Court locating where the Party B or the organizations of Bank of China Co., Ltd business registered.

During the period of resolving dispute, the other Items of Agreement that not related to the dispute shall be carried on. And that dispute shall not affect the other Items of Agreement to be carrying on.

XIIII. Expense

The Party A shall be responsible for the expense related to signing, carrying out, resolving dispute (including but not limited to, attorney service charge), with an exception that the way both parties settled in another agreement or stipulated by Laws.

XV. Other provision

1.	The Party A shall not transfer any right or obligation under the Agreement to a third party without a writing consent from the Party B.

2.
The Party A shall accept that, when it is needed, the Party B relegates carrying on the Agreement to other organizations of Bank of China, or transfers the loan under the Agreement to above organizations. The above organizations authorized by the Party B have a right to carry out all the rights under the Agreement, to raise the dispute related to the Agreement to a law court, an arbitration authority, to apply for a law enforcement order from a Court.

3.	The legal successor or assignee of both (each) parties of Agreement, shall be legally bound by the Agreement, with an exception that stipulated in another agreement.

4.
With an exception that agreed in another agreement, the Registration Address of both parties describing in the Agreement means living address and contact address, and each party commits to provide a writing notify to another party when above address is changed.

5.	The title and business name describing in the Agreement is being used for convenience, shall not be used in an explanation to the contain of Items, rights and obligations of the Agreement.

XVI. Become effective.

The Agreement shall be effective from the date when it is signed by corporate representative (or Principal) of each party and sealed by each party. The Agreement is made out in 3 duplicates, one for each party, one for the Guarantor, with the same legal enforcement.

PARTY A (Seal): SHANDONG LONGKONG TRAVEL DEVELOPMENT CO., LTD (sealed)

Signature:               /s/ ZHANG SHANJIU

Date:                   27-11-2009

PARTY B (Seal): BANK OF CHINA CO., LTD YISHUI BRANCH (sealed)

Signature:     /s/ LI SHIMING

Date:                   27-11-2009